Exhibit 24.2

POWER OF ATTORNEY

We, the undersigned directors and officers of Behringer Harvard Opportunity REIT II, Inc. (the “Company”), hereby constitute and appoint Kymberlyn Janney as our true and lawful attorney with full power to her to sign for us and in our names in the capacities indicated below  any and all amendments to the Company’s Registration Statement on Form S-11 (SEC File no. 333-140887) (the “Registration Statement”), including any Registration Statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as directors and officers to enable the Company to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorney, to any and all amendments to the Registration Statement.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 25th day of March, 2011.

/s/ Robert S. Aisner
Robert S. Aisner, Chief Executive Officer, President and Director

/s/ Robert M. Behringer
Robert M. Behringer, Chairman of the Board and Director

/s/ Andreas K. Bremer
Andreas K. Bremer, Director

/s/ Diane S. Deterring-Paddison
Diane S. Deterring-Paddison, Director

/s/ Cynthia Pharr Lee
Cynthia Pharr Lee, Director

/s/ Jeffrey P. Mayer
Jeffrey P. Mayer, Director